Solo Brands, Inc. Announces Second Quarter Results
Updates Full Year 2024 Guidance

Grapevine, Texas, August 7, 2024: Solo Brands, Inc. (NYSE: DTC) (“Solo Brands” or “the Company”) today announced its financial results for the three and six month period ended June 30, 2024.

“We are pleased with our second quarter results and were encouraged to see strong retail sales and sequential improvement in our direct-to-consumer business” said Chris Metz, Chief Executive Officer of Solo Brands. “During the quarter we continued to make investments in talent and systems, setting the foundation needed to drive sustainable long-term growth while also completing the Solo Brands’ strategic plan based on an in-depth analysis of our business. However, the near-term environment remains quite challenging and quarter to date, we are experiencing softer demand trends in our business as consumers are being more selective with their spending. As a result, we are lowering our full year 2024 guidance, but we remain confident in our brands and in our long-term strategic plan that will unlock the full value of our business.”

Second Quarter 2024 Highlights Compared to Second Quarter 2023
•Net sales of $131.6 million, up $0.6 million or 0.5%
•Net loss of $4.0 million, down $15.6 million or 135.1%
•Net loss per Class A common stock - basic and diluted of $0.05, down $0.17
•Adjusted net income(1)(2) of $6.0 million, down $11.8 million or 66.2%
•Adjusted EBITDA(1) of $15.5 million, down $9.5 million or 38.2%
•Adjusted net income per Class A common stock(1)(2) of $0.04 per diluted share, down $0.12

First Six Months 2024 Highlights Compared to First Six Months 2023
•Net sales of $216.9 million, down $2.3 million or 1.0%
•Net loss of $10.5 million, down $23.0 million or 184.5%
•Net loss per Class A common stock - basic and diluted of $0.11, down $0.24
•Adjusted net income(1)(2) of $7.7 million, down $20.5 million or 72.7%
•Adjusted EBITDA(1) of $19.7 million, down $20.6 million or 51.1%
•Adjusted net income per Class A common stock(1)(2) of $0.07 per diluted share, down $0.19

Operating Results for the Three Months Ended June 30, 2024

Net sales increased to $131.6 million, or 0.5%, compared to $130.9 million in the second quarter of 2023. Retail(3) sales increased, resulting from continued growth primarily within our strategic partnerships, while our direct-to-consumer channel revenue declined by a nominal amount.
•Direct-to-consumer revenues decreased to $98.8 million, or 0.9%, compared to $99.7 million in the second quarter of 2023.
•Retail revenues increased to $32.8 million, or 4.8%, compared to $31.3 million in the second quarter of 2023.

Gross profit decreased to $82.6 million, or 0.5%, compared to $83.1 million in the second quarter of 2023, primarily as a result of inventory fair value write ups from the 2023 acquisitions. Gross margin decreased to 62.8%, or 60 basis points when compared to the same period of the prior year. Adjusted gross profit(1), which excludes the impact of the inventory fair value write ups from the 2023 acquisitions and tooling depreciation, increased to $83.6 million, or 0.4%, compared to $83.3 million in the second quarter of 2023. Adjusted gross margin was 63.6%, which was flat compared to the same period of the prior year.

Selling, general and administrative expenses increased to $70.8 million, or 11.5%, compared to $63.5 million in the second quarter of 2023. The increase was driven by a $4.5 million increase in variable costs and a $2.8 million increase in fixed costs. The variable cost increase was primarily due to increases in marketing and distribution expenses. The fixed costs increase was primarily the result of employee-related costs driven by changes to management, as well as increases within both professional fees and information technology expenditures.

Other operating expenses increased to $3.2 million, or 49.3%, compared to $2.1 million in the second quarter of 2023. The increase was primarily driven by management transition costs, associated with expenses related to additional senior leadership positions and strategic consulting engagements.

Interest expense, net increased to $3.6 million, or 43.1%, compared to $2.5 million in the second quarter of 2023, as a result of an increase in the weighted average interest rate on our total debt balance, as well as a higher average debt balance when compared to the same period of the prior year.

Net (loss) income per Class A common stock was $(0.05) per basic and diluted share for the second quarter of 2024 compared to $0.12 for the second quarter of 2023.

Adjusted net income per Class A common stock(1)(2) was $0.04 per basic and diluted share for the second quarter of 2024 compared to $0.16 for the second quarter of 2023.

Operating Results for the Six Months Ended June 30, 2024

Net sales decreased to $216.9 million, or 1.0%, compared to $219.1 million in the prior year. Lower net sales resulted, in part, from the lack of significant new product launches in the current year and less effective marketing within the first quarter of 2024 when compared to the prior year period. Within our sales channels, direct-to-consumer channel revenue declined while retail sales increased, resulting from continued growth primarily within our strategic partnerships.
•Direct-to-consumer revenues decreased to $149.8 million, or 3.0%, compared to $154.4 million in the prior year.
•Retail revenues increased to $67.1 million, or 3.6%, compared to $64.7 million in the prior year.

Gross profit decreased to $133.2 million, or 3.1%, compared to $137.5 million in the prior year, primarily driven by the decrease in net sales, coupled with product mix shift and inventory fair value write-ups, stemming from the 2023 acquisitions. Gross margin decreased to 61.4%, or 130 basis points, when compared to the same period of the prior year. Adjusted gross profit(1) decreased to $134.4 million, or 2.5%, compared to $137.8 million in the prior year, reflecting the impact of the inventory fair value write ups from the 2023 acquisitions in addition to the change in gross profit drivers. Adjusted gross margin decreased to 62.0%, or 90 basis points, when compared to the same period of the prior year.

Selling, general and administrative expenses increased to $119.2 million, or 10.2%, compared to $108.1 million in the prior year. The increase was driven by a $9.9 million increase in variable costs and a $1.1 million increase in fixed costs. The variable cost increase was primarily due to increases in marketing expense coupled with higher distribution costs associated with our direct-to-consumer net sales channel. The fixed cost increase was primarily the result of increases in both professional fees and information technology expenses in support of our future growth plans, offset in part by a decrease in employee-related costs which benefited from a reduction in equity-based compensation and bonus expense.

Other operating expenses increased to $5.4 million, or 112.6%, compared to $2.5 million in the prior year. The increase was primarily driven by management transition costs, associated with expenses related to additional senior leadership positions and strategic consulting engagements.

Interest expense, net increased to $6.7 million, or 39.6%, compared to $4.8 million in the prior year, as a result of an increase in the weighted average interest rate on total debt, as well as a higher average debt balance when compared to the prior year.

Net (loss) income per Class A common stock year to date was $(0.11) per basic and diluted share for 2024, compared to $0.13 for 2023.

Adjusted net income per Class A common stock(1)(2) year to date was $0.07 per basic and diluted share for 2024, compared to $0.26 for 2023.

Consolidated Balance Sheet

Cash and cash equivalents were $20.1 million at June 30, 2024 compared to $19.8 million at December 31, 2023.

Inventory was $100.8 million at June 30, 2024 compared to $111.6 million at December 31, 2023. The decrease in inventory was the result of prudent inventory management.

Outstanding borrowings were $75.0 million under the Revolving Credit Facility, and $88.8 million under the Term Loan Agreement as of June 30, 2024 compared to $60.0 million and $91.3 million at December 31, 2023, respectively. The borrowing capacity on the Revolving Credit Facility was $350.0 million as of June 30, 2024, leaving $274.4 million of availability, net of issued and outstanding letters of credit.

Full Year 2024 Outlook

“We continue to be laser focused on stabilizing our business while investing in our capabilities and infrastructure to return to growth in 2025”, said Chris Metz, Chief Executive Officer of Solo Brands. “Despite exceeding our internal expectations for the first half of the year, our current 3rd quarter performance has been challenging and we believe it is prudent to be cautious given the uncertain macroeconomic environment. As a result, we are lowering our annual guidance for 2024.”

The Company’s updated 2024 outlook is as follows:

Total revenue is expected to be between $470 million to $490 million for 2024.

Adjusted EBITDA margin* is expected to be between 9% to 10% for 2024.

The Company’s full year 2024 guidance is based on a number of assumptions that are subject to change, many of which are outside the Company’s control. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

* The Company has not provided a quantitative reconciliation of forecasted adjusted EBITDA margin to forecasted GAAP net income (loss) margin as a percent of net sales, respectively, within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. With respect to GAAP net income (loss) margin, these items include, but are not limited to, equity-based compensation with respect to future grants and forfeitures, which could materially affect the computation of forward-looking GAAP net income, and are inherently uncertain and depend on various factors, some of which are outside of the Company’s control.

(1) This release includes references to non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” later in this release for the definitions of the non-GAAP financial measures presented and a reconciliation of these measures to their closest comparable GAAP measures.
(2) This release reflects a change to the presentation of the adjusted net income (loss) per Class A common stock from previous periods in order to provide a more concise view. Prior periods are presented on this new basis for comparability purposes. Please see the definition of “Adjusted Net Income (Loss) per Class A Common Stock” below for more information.
(3) We previously referred to our retail sales channel as our wholesale channel. In this release and future releases, we intend to refer to our retail sales and associated business results from such retail sales as results attributable to our retail sales channel.

Conference Call Details

A conference call to discuss the Company's second quarter 2024 results is scheduled for August 7, 2024, at 8:30 a.m. ET. Investors and analysts who wish to participate in the call are invited to dial +1 833 470 1428 (international callers, please dial +1 929 526 1599) approximately 10 minutes prior to the start of the call. Please reference Conference ID 207489 when prompted. A live webcast of the conference call will be available in the investor relations section of DTC’s website, https://investors.solobrands.com.

A recorded replay of the call will be available shortly after the conclusion of the call and remain available until August 14, 2024. To access the telephone replay, dial 866 813 9403 (international callers, please dial +44 204 525 0658). The access code for the replay is 304640. A replay of the webcast will also be available within two hours of the conclusion of the call and will remain available on the website, https://investors.solobrands.com, for one year.

About Solo Brands, Inc.

Solo Brands, headquartered in Grapevine, TX, is a leading omnichannel lifestyle brand company. Leveraging e-commerce, strategic wholesale relationships and physical retail stores, Solo Brands offers innovative products to consumers through six lifestyle brands – Solo Stove and TerraFlame, known for firepits, stoves, and accessories; Chubbies, a premium casual apparel and activewear brand; ISLE, maker of inflatable and hard paddle boards and accessories; Oru Kayak, innovator of origami folding kayaks; and IcyBreeze, maker of portable air conditioning coolers.

Bruce Williams
Investors@solobrands.com
332-242-4303

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding expectations of achieving long-term growth and profitability and our anticipated GAAP and non-GAAP guidance for the fiscal year ending December 31, 2024. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “guidance,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These statements are neither promises nor guarantees, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our ability to manage our future growth effectively; our ability to expand into additional markets; our ability to maintain and strengthen our brand to generate and maintain ongoing demand for our products; our ability to cost-effectively attract new customers and retain our existing customers; our failure to maintain product quality and product performance at an acceptable cost; the impact of product liability and warranty claims and product recalls; the highly competitive market in which we operate; business interruptions resulting from geopolitical actions, natural disasters, or pandemics; risks associated with our international operations; problems with, or loss of, our suppliers or an inability to obtain raw materials; and the ability of our stockholders to influence corporate matters. These and other important factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2023, as amended by Amendment No. 1 on Form 10-K/A, and any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings we make with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Forward-looking statements speak only as of the date the statements are made and are based on information available to Solo Brands at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Availability of Information on Solo Brands’ Website and Social Media Profiles

Investors and others should note that Solo Brands routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Solo Brands investors website at https://investors.solobrands.com. We also intend to use the social media profiles listed below as a means of disclosing information about us to our customers, investors and the public. While not all of the information that the Company posts to the Solo Brands investors website or to social media profiles is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Solo Brands to review the information that it shares at the “Investors” link located at the top of the page on https://solobrands.com and to regularly follow our social media profiles. Users may automatically receive email alerts and other information about Solo Brands when enrolling an email address by visiting "Investor Email Alerts" in the "Resources" section of Solo Brands investor website at https://investors.solobrands.com.

Social Media Profiles:
https://linkedin.com/company/solo-brands/
https://instagram.com/solobrands/
https://www.facebook.com/groups/368095467245044/

SOLO BRANDS, INC.
Consolidated Statements of Operations and Comprehensive Income (Loss)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2024	2023	2024	2023
Net sales	$131,550	$130,927	$216,874	$219,134
Cost of goods sold	48,913	47,856	83,693	81,660
Gross profit	82,637	83,071	133,181	137,474
Operating expenses
Selling, general & administrative expenses	70,808	63,524	119,218	108,146
Depreciation and amortization expenses	6,406	6,349	12,681	12,527
Other operating expenses	3,183	2,132	5,394	2,537
Total operating expenses	80,397	72,005	137,293	123,210
Income (loss) from operations	2,240	11,066	(4,112)	14,264
Non-operating (income) expense
Interest expense, net	3,563	2,490	6,669	4,776
Other non-operating (income) expense	20	(5,546)	241	(5,878)
Total non-operating (income) expense	3,583	(3,056)	6,910	(1,102)
Income (loss) before income taxes	(1,343)	14,122	(11,022)	15,366
Income tax expense (benefit)	2,694	2,608	(501)	2,919
Net income (loss)	(4,037)	11,514	(10,521)	12,447
Less: net income (loss) attributable to noncontrolling interests	(926)	4,090	(4,008)	4,099
Net income (loss) attributable to Solo Brands, Inc.	$(3,111)	$7,424	$(6,513)	$8,348

Other comprehensive income (loss)
Foreign currency translation, net of tax	33	108	76	121
Comprehensive income (loss)	(4,004)	11,622	(10,445)	12,568
Less: other comprehensive income (loss) attributable to noncontrolling interests	12	39	27	43
Less: net income (loss) attributable to noncontrolling interests	(926)	4,090	(4,008)	4,099
Comprehensive income (loss) attributable to Solo Brands, Inc.	$(3,090)	$7,493	$(6,464)	$8,426

Net income (loss) per Class A common stock
Basic	$(0.05)	$0.12	$(0.11)	$0.13
Diluted	$(0.05)	$0.12	$(0.11)	$0.13

Weighted-average Class A common stock outstanding
Basic	58,291	63,620	58,180	63,143
Diluted	58,291	64,081	58,180	63,291

SOLO BRANDS, INC.
Consolidated Balance Sheets

(In thousands, except par value and per unit data)	June 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$20,100	$19,842
Accounts receivable, net of allowance for credit losses of $0.9 million and $1.5 million as of June 30, 2024 and December 31, 2023, respectively	36,778	42,725
Inventory	100,780	111,613
Prepaid expenses and other current assets	29,958	21,893
Total current assets	187,616	196,073
Non-current assets
Property and equipment, net	27,899	26,159
Intangible assets, net	211,832	221,010
Goodwill	169,648	169,648
Operating lease right-of-use assets	32,349	30,788
Other non-current assets	12,657	15,640
Total non-current assets	454,385	463,245
Total assets	$642,001	$659,318

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$24,451	$21,846
Accrued expenses and other current liabilities	39,281	55,155
Deferred revenue	2,845	5,310
Current portion of long-term debt	8,750	6,250
Total current liabilities	75,327	88,561
Non-current liabilities
Long-term debt, net	153,423	142,993
Deferred tax liability	18,697	17,319
Operating lease liabilities	26,975	24,648
Other non-current liabilities	7,832	13,534
Total non-current liabilities	206,927	198,494

Commitments and contingencies (Note 1)

Equity
Class A common stock, par value $0.001 per share; 468,767,205 shares authorized, 58,513,440 shares issued and outstanding as of June 30, 2024; 468,767,205 shares authorized, 57,947,711 issued and outstanding as of December 31, 2023	59	58
Class B common stock, par value $0.001 per share; 50,000,000 shares authorized, 33,071,063 shares issued and outstanding as of June 30, 2024; 50,000,000 shares authorized, 33,047,780 issued and outstanding as of December 31, 2023	33	33
Additional paid-in capital	359,594	357,385
Retained earnings (accumulated deficit)	(121,971)	(115,458)
Accumulated other comprehensive income (loss)	(306)	(230)
Treasury stock	(679)	(526)
Equity attributable to the controlling interest	236,730	241,262
Equity attributable to noncontrolling interests	123,017	131,001
Total equity	359,747	372,263
Total liabilities and equity	$642,001	$659,318

SOLO BRANDS, INC.
Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
(In thousands)	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(10,521)	$12,447
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities
Depreciation and amortization	13,127	12,887
Operating lease right-of-use assets expense	4,633	3,982
Equity-based compensation	2,866	9,750
Deferred income taxes	890	(661)
Amortization of debt issuance costs	430	430
Changes in accounts receivable reserves	184	650
Change in fair value of contingent consideration	162	—
Loss (gain) on disposal of property and equipment	—	46
Warranty provision	(37)	—
Changes in assets and liabilities
Accounts receivable	5,709	1,901
Inventory	10,598	20,692
Prepaid expenses and other current assets	(8,068)	(682)
Accounts payable	2,349	1,174
Accrued expenses and other current liabilities	(17,480)	(3,578)
Deferred revenue	(2,465)	(3,125)
Operating lease ROU assets and liabilities	(2,156)	(3,886)
Other non-current assets and liabilities	(3,069)	(232)
Net cash (used in) provided by operating activities	(2,848)	51,795
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(5,225)	(3,466)
Acquisitions, net of cash acquired	—	(5,421)
Net cash (used in) provided by investing activities	(5,225)	(8,887)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	30,000	35,000
Repayments of long-term debt	(17,500)	(7,500)
Common stock repurchases	—	(28,479)
Distributions to non-controlling interests	(4,284)	(4,964)
Surrender of stock to settle taxes on restricted stock awards	(153)	52
Stock issued under employee stock purchase plan	178	106
Net cash (used in) provided by financing activities	8,241	(5,785)
Effect of exchange rate changes on cash	90	187
Net change in cash and cash equivalents	258	37,310
Cash and cash equivalents balance, beginning of period	19,842	23,293
Cash and cash equivalents balance, end of period	$20,100	$60,603

SUPPLEMENTAL NONCASH INVESTING AND FINANCING DISCLOSURES:
Operating lease right of use assets obtained in exchange for lease obligations	$6,109	$2,532

Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”); however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. We use adjusted gross profit, adjusted gross profit margin, free cash flow, adjusted net income, adjusted net income (loss) per Class A common stock, adjusted EBITDA and adjusted EBITDA margin non-GAAP financial measures, because we believe they are useful indicators of our operating performance. Our management uses these non-GAAP measures principally as measures of our operating performance and believes that these non-GAAP measures are useful to our investors because they are frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. Our management also uses these non-GAAP measures for planning purposes, including the preparation of our annual operating budget and financial projections.

None of these non-GAAP measures is a measurement of financial performance under U.S. GAAP. These non-GAAP measures should not be considered in isolation or as a substitute for a measure of our liquidity or operating performance prepared in accordance with U.S. GAAP and are not indicative of net income (loss) as determined under U.S. GAAP. In addition, the exclusion of certain gains or losses in the calculation of non-GAAP financial measures should not be construed as an inference that these items are unusual or infrequent as they may recur in the future, nor should it be construed that our future results will be unaffected by unusual or non-recurring items. These non-GAAP financial measures have limitations that should be considered before using these measures to evaluate our liquidity or financial performance. Some of these limitations are as follows.

These non-GAAP measures exclude certain tax payments that may require a reduction in cash available to us; do not reflect our cash expenditures, or future requirements, for capital expenditures (including capitalized software developmental costs) or contractual commitments; do not reflect changes in, or cash requirements for, our working capital needs; do not reflect the cash requirements necessary to service interest or principal payments on our debt; exclude certain purchase accounting adjustments related to acquisitions; and exclude equity-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy.

In addition, other companies may define and calculate similarly-titled non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other U.S. GAAP-based financial performance measures.

Free Cash Flow

We calculate free cash flow as net cash provided by (used in) operating activities, reduced by capital expenditures (consisting of purchases of property and equipment, purchases of intangible assets and capitalization of internal use software). We believe free cash flow is an important liquidity measure of the cash that is available for operational expenses, investments in our business, strategic acquisitions, and for certain other activities such as repaying debt obligations and stock repurchases.

Adjusted Net Income (Loss)

We calculate adjusted net income as net income (loss) excluding impairment charges and the costs that are believed by management to be non-operating in nature and not representative of the Company’s core operating performance, as listed below under “Non-GAAP Adjustments”. Adjusted net income (loss) attributable to noncontrolling interests is calculated as income (loss) before income taxes, adjusted in the same manner as adjusted net income, adjusted for the allocable attribution to the noncontrolling interest.

Adjusted Net Income (Loss) per Class A Common Stock

We calculate adjusted net income (loss) per Class A common stock as adjusted net income, as defined above, less the allocable portion of net income to the noncontrolling interest, divided by weighted average diluted shares or weighted average shares of Class A common stock, respectively, as calculated under U.S. GAAP.

Beginning with the reporting of our results for the three and twelve month periods ended December 31, 2023, adjusted net income (loss) per Class A Common Stock removes the portion of adjusted net income (loss) attributable to noncontrolling interests as management believes this presentation provides investors with a more concise view of the Company’s results. The Company intends to present adjusted net income (loss) per Class A Common Stock on this basis going forward and will present prior periods on the same basis for comparability purposes.

EBITDA

We calculate EBITDA as net income (loss) before interest expense, income taxes, and depreciation and amortization expenses.

Adjusted EBITDA

We calculate adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization expenses, impairment charges, equity-based compensation expense, and the costs that are believed by management to be non-operating in nature and not representative of the Company’s core operating performance, as listed below under “Non-GAAP Adjustments”.

Adjusted EBITDA Margin

We calculate adjusted EBITDA margin as adjusted EBITDA, divided by net sales.

Adjusted Gross Profit

We calculate adjusted gross profit as gross profit, less inventory fair value write-ups and tooling depreciation.

Adjusted Gross Profit Margin

We calculate adjusted gross profit margin as adjusted gross profit, divided by net sales.

Non-GAAP Adjustments

In addition to the costs specifically noted under the non-GAAP metrics above, the Company believes that evaluation of its financial performance can be enhanced by a supplemental presentation of results that exclude costs believed by management to be non-operating in nature and not representative of the Company’s core operating performance. These costs are excluded in order to enhance consistency and comparativeness with results in prior periods that do not include such items and to provide a basis for evaluating operating results in future periods.

•Amortization expense - Represents the non-cash amortization of intangible assets related to the reorganization transactions in 2020 and the 2021 and 2023 acquisitions.
•Tax refunds - Represents a one-time tax refund related to COVID-19 era benefits.
•Management transition costs - Represents costs primarily related to executive transition costs for executive search fees and related costs for the transition of certain members of management, such as severance costs.
•Equity-based compensation expense - Represents the non-cash expense related to the incentive units, restricted stock units, options, performance stock units, executive performance stock units and employee stock purchases, with vestings occurring over time and settled with the Company’s common stock.
•Business optimization and expansion expenses - Represents select consulting and software implementation fees.
•Changes in fair value of contingent earn-out liability - Represents the charge to mark the contingent earn-out consideration to fair value in connection with the 2023 acquisitions.
•Inventory fair value write-ups - Represents the recognition of fair market value write-ups of inventory accounted for under ASC 805 related to the 2023 acquisitions.
•Transaction costs - Represents transaction costs primarily related to professional service fees incurred in connection with the secondary offering, S-3 registration statement filed in 2023 and acquisition activities, including financial diligence and legal fees.
•Sales tax audit expense - Represents a sales tax assessment related to prior periods.
•Tooling depreciation - represents the depreciation applicable to the tooling used in the manufacturing process that is recognized within cost of goods sold.
•Tax impact of adjusting items - Represents the tax impact of the respective adjustments for each non-GAAP financial measure calculated at an expected statutory rate of 21.0%, adjusted to reflect the allocation to the controlling interest.

SOLO BRANDS, INC.
Reconciliation of Non-GAAP Financial Information to GAAP
(Unaudited) (In thousands, except per share amounts)
The following tables reconcile the non-GAAP financial measures to their most comparable GAAP measure for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2024	2023	2024	2023
Gross profit	$82,637	$83,071	$133,181	$137,474
Inventory fair value write-up	767	—	805	—
Tooling depreciation	223	193	446	360
Adjusted gross profit	$83,627	$83,264	$134,432	$137,834

Gross profit margin (Gross profit as a % of net sales)	62.8%	63.4%	61.4%	62.7%

Adjusted gross profit margin (Adjusted gross profit as a % of net sales)	63.6%	63.6%	62.0%	62.9%

The following table reconciles net cash (used in) provided by operating activities to free cash flow for the periods presented:

	Six Months Ended June 30,
(dollars in thousands)	2024	2023
Net cash (used in) provided by operating activities	$(2,848)	$51,795
Capital expenditures	(5,225)	(3,466)
Free cash flow	$(8,073)	$48,329

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2024	2023	2024	2023
Net income (loss)	$(4,037)	$11,514	$(10,521)	$12,447
Amortization expense	5,055	5,265	10,096	10,519
Tax refunds	—	(5,121)	—	(5,121)
Management transition costs	1,127	52	2,840	652
Equity-based compensation expense	1,652	5,008	2,881	9,802
Business optimization and expansion expense	2,505	246	3,480	246
Changes in fair value of contingent earn-out liability	(236)	—	162	—
Inventory fair value write-ups	767	—	805	—
Transaction costs	293	1,844	316	2,127
Sales tax audit expense	481	—	481	—
Tax impact of adjusting items	(1,567)	(932)	(2,829)	(2,455)
Adjusted net income (loss)	$6,040	$17,876	$7,711	$28,217
Less: adjusted net income (loss) attributable to noncontrolling interests	3,720	7,682	3,625	12,049
Adjusted net income (loss) attributable to Solo Brands, Inc.	$2,320	$10,194	$4,086	$16,168

Adjusted net income (loss) per Class A common stock	$0.04	$0.16	$0.07	$0.26

Weighted-average Class A common stock outstanding - basic	58,291	63,620	58,180	63,143
Weighted-average Class A common stock outstanding - diluted	58,291	64,081	58,180	63,291

Net income (loss)	$(4,037)	$11,514	$(10,521)	$12,447
Interest expense	3,563	2,490	6,669	4,776
Income tax (benefit) expense	2,694	2,608	(501)	2,919
Depreciation and amortization expense	6,630	6,349	13,127	12,527
EBITDA	$8,850	$22,961	$8,774	$32,669
Tax refunds	—	(5,121)	—	(5,121)
Management transition costs	1,127	52	2,840	652
Equity-based compensation expense	1,652	5,008	2,881	9,802
Business optimization and expansion expense	2,515	246	3,480	246
Changes in fair value of contingent earn-out liability	(236)	—	162	—
Inventory fair value write-ups	767	—	805	—
Transaction costs	293	1,844	316	2,127
Sales tax audit expense	481	—	481	—
Adjusted EBITDA	$15,449	$24,990	$19,739	$40,375

Net income (loss) margin (Net income (loss) as a % of net sales)	(3.1)%	8.8%	(4.9)%	5.7%

Adjusted EBITDA margin (Adjusted EBITDA as a % of net sales)	11.7%	19.1%	9.1%	18.4%